UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2009 (September 22, 2009)
GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.
ITEM 8.01. OTHER EVENTS.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
INDEX OF EXHIBITS
EX-99.1
EX-99.2
EX-99.3

ITEM 7.01 REGULATION FD DISCLOSURE.
     During investor presentations for the proposed offerings described herein, Gaylord Entertainment Company (the “Company”) expects to confirm its current belief, as of the date hereof, that it will achieve the guidance it previously gave for 2009 in its press release dated August 4, 2009.
ITEM 8.01. OTHER EVENTS.
Tender Offer for Outstanding 8% Senior Notes Due 2013
     On September 22, 2009, the Company announced that it intends to commence a cash tender offer for up to $259,810,000 of its outstanding 8% senior notes due 2013 (the “8% Notes”) and a solicitation of consents from holders of the Notes to effect certain proposed amendments to the indenture governing the 8% Notes. A copy of the press release is filed herewith as Exhibit 99.1.
Proposed Common Stock and Convertible Senior Notes Offerings
     On September 22, 2009, the Company issued a press release announcing that it intends to offer 5,000,000 shares of its common stock in an underwritten public offering. A copy of the press release is filed herewith as Exhibit 99.2.
     Additionally, on September 22, 2009, the Company issued a press release announcing that it proposes to offer, subject to market and other conditions, $200,000,000 in aggregate principal amount of convertible senior notes due 2014. A copy of the press release is filed herewith as Exhibit 99.3.
     The convertible senior notes have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security.
Possible Impairment Charge Related to Corporate Magic Inc.
     The Company operates an events planning business through its subsidiary, Corporate Magic Inc. For the first six months of 2009, revenues attributable to Corporate Magic were $2.8 million. Due to recent declines in the operating performance of Corporate Magic, the Company is currently conducting an analysis to determine whether the goodwill associated with Corporate Magic’s business has been impaired. At June 30, 2009, the aggregate carrying value of the goodwill associated with Corporate Magic was $6.9 million. If the Company determines that the value of Corporate Magic’s goodwill has been impaired, then it will take a charge in its results of operations for the third quarter of 2009 to reflect that impairment. Based upon the value of Corporate Magic’s goodwill at June 30, 2009, the maximum non-cash, pre-tax impairment charge associated with Corporate Magic would be $6.9 million.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits
     99.1          Press Release of Gaylord Entertainment Company dated September 22, 2009.
     99.2          Press Release of Gaylord Entertainment Company dated September 22, 2009.
     99.3          Press Release of Gaylord Entertainment Company dated September 22, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY

Date: September 23, 2009	By:	/s/ Carter R. Todd

	Name:	Carter R. Todd
	Title:	Executive Vice President, General Counsel and
Secretary

INDEX OF EXHIBITS

99.1	Press Release of Gaylord Entertainment Company dated September 22, 2009.

99.2	Press Release of Gaylord Entertainment Company dated September 22, 2009.

99.3	Press Release of Gaylord Entertainment Company dated September 22, 2009.